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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements of PSINet Inc. on Form S-4 (no. 333-51491), Form S-3 (No. 333-48663) and Forms S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320, 33-99464, 33-99466, 33-99470, 333-
04008) of our report dated June 22, 1998, except for Note 17, as to which the date is September 7, 1998, with respect to the financial statements LinkAge Online Limited included in this Current Report on Form 8-K of PSINet Inc, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG

Hong Kong
September 14, 1998

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